EXHIBIT 5.1
December 2, 2008
Irwin Financial Corporation
500 Washington Street
Columbus, Indiana 47201

Re:	Registration Statement on Form S-3 filed on October 14, 2008, as amended
Ladies and Gentlemen:
     We have acted as special Indiana counsel to Irwin Financial Corporation, an Indiana corporation (the “Registrant”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of a registration statement on Form S-3 filed with the Commission on October 14, 2008, as amended (the “Registration Statement”), registering the issuance and sale by the Registrant of rights to purchase shares of the Registrant’s common stock, no par value (the “Shares”), pursuant to the rights offer reflected therein (the “Offering”).
     This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act. In rendering the following opinions, we have relied, as to factual matters that affect our opinions, solely on the examination of originals or copies, certified or otherwise identified to our satisfaction of the following documents (collectively, the “Documents”) and have made no independent verification of facts asserted to be true and correct in those Documents:
(A)	The Registration Statement and related prospectus;

(B)	An Officer’s Certificate furnished to us by an officer of the Registrant, dated as of the date of this opinion letter;

(C)	A copy of the Registrant’s Restated Articles of Incorporation, as amended to date, as filed with the Commission;

(D)	A copy of the Registrant’s Code of By-laws, as filed with the Commission;

(E)	Resolutions adopted by the Registrant’s Board of Directors on October 8, 2008, authorizing the Offering and the issuance of the Shares.
     We have made no investigation or review of any matters relating to the Registrant or any other person other than as expressly listed herein.
     In rendering this opinion letter, we also have examined such other documents, records, certificates and instruments as we have deemed necessary for the purposes of the opinions herein expressed and have relied upon and assumed the accuracy of such certificates, documents,

Irwin Financial Corporation
December 2, 2008

records and instruments. We have made such examination of the laws of the State of Indiana as we deemed relevant for purposes of this opinion letter, but we have not made a review of, and express no opinion concerning, the laws of any jurisdiction other than the State of Indiana and the laws of the United States of general application to transactions in the State of Indiana. We have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as original documents and the conformity to original documents of all documents submitted to us as copies. We have relied upon the statements contained in the Registration Statement and statements of officers of the Registrant, and we have made no independent investigation with regard thereto. We have assumed that the Registration Statement and any amendment thereto will have become effective (and will remain effective at the time of any issuance of any securities thereunder).
     Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that when (i) the Registration Statement, as finally amended, has become effective under the Securities Act, (ii) an appropriate prospectus, as finally amended, with respect to the applicable Shares has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations promulgated thereunder, and (iii) the Shares have been issued and paid for in accordance with the terms and conditions set forth in the Registration Statement, or any post-effective amendment thereto, and the prospectus or any supplement or amendment relating thereto, the Shares will be legally issued, fully paid and non-assessable.
     The opinion expressed herein is a matter of professional judgment and is not a guarantee of result. We disclaim any responsibility to advise you of any future changes in law or fact that may affect the opinion set forth herein. We express no opinion other than as hereinbefore expressly set forth. No expansion of the opinion expressed herein may or should be made by implication or otherwise.
     We are informed that you are relying on this opinion letter in connection with the consummation of the actions and transactions contemplated by the Registration Statement. The foregoing opinion shall not be used, circulated, quoted or otherwise relied upon for any other purpose. The use or reliance upon this opinion letter for any other purpose without our prior written consent is strictly prohibited.
     We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the prospectus under the caption “Legal Matters.” In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.
Very truly yours,
/s/  Ice Miller LLP